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                                                                 EXHIBIT e(3)(d)

                                 AMENDMENT NO. 3
                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                                AIM GROWTH SERIES
                                       AND
                            A I M DISTRIBUTORS, INC.
                                 CLASS B SHARES

         The Distribution Agreement (the "Agreement"), dated May 29, 1998, as amended March 18, 1999 and September 1, 1999, by and between AIM Growth Series, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                                AIM GROWTH SERIES

CLASS B SHARES

AIM Basic Value Fund
AIM Euroland Growth Fund
AIM Japan Growth Fund
AIM Mid Cap Equity Fund
AIM Small Cap Growth Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Date: June 12, 2000

                                            AIM GROWTH SERIES


Attest: /s/ OFELIA M. MAYO                  By: /s/ ROBERT H. GRAHAM
       ----------------------------            ---------------------------
       Assistant Secretary                     President

(SEAL)

                                            A I M DISTRIBUTORS, INC.


Attest: /s/ OFELIA M. MAYO                  By: /s/ MICHAEL J. CEMO
       ----------------------------            ---------------------------
       Assistant Secretary                     President

(SEAL)